Exhibit n.1

Certified	Rothstein Kass	Beverly Hills
Public	4 Becker Farm Road	Boston
Accountants	Roseland, NJ 07068	Dallas
	tel 973.994.6666	Denver
	fax 973.994.0337	Grand Cayman
	www.rkco.com	New York
Roseland
San Francisco
Walnut Creek

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated September 12, 2013, relating to the financial statements of StoneCastle Financial Corp. appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to our Firm under the caption “Independent Registered Public Accounting Firm” in such Registration Statement.

Roseland, New Jersey

September 12, 2013